      EX-99  OTHERDOC
             PRESS RELEASE

                                                                      Exhibit 99


          Interliant Closes Public and Private Exchange Transactions of
                              7% Convertible Notes

               Transactions Result in $120 Million Debt Reduction

PURCHASE, NY, JANUARY 2, 2002 -- Interliant, Inc. (Nasdaq:INIT), a leading global application service provider (ASP), announced today that it has closed both its private exchange transaction and its public exchange offer with holders of its outstanding 7% Convertible Subordinated Notes issued February 2000 (Subordinated Notes), which transactions were previously announced by the Company on October 24, 2001 and December 14, 2001, respectively. The public exchange closed on December 13 and the private transaction closed December 31, 2001. The Company accepted $37.5 million in principal amount of the Subordinated Notes under the public exchange and $126.8 million in principal amount under the private transaction resulting in an aggregate participation rate of 99.6% among all of the holders of the Subordinated Notes. As a result of theses transactions, Interliant has reduced its outstanding debt by $120 million.

The material terms of the exchange under the private and public transactions were identical. Interliant issued $270.00 principal amount of senior notes convertible into 270 shares of its common stock, issued warrants to purchase
67.50 shares of its common stock at an exercise price of $0.60 per share, and paid $70.00 in cash in exchange for each $1,000 principal amount of Subordinated Notes that was tendered in each of those transactions.

About Interliant
----------------

Interliant, Inc. (Nasdaq:INIT) is a leading global application service provider
(ASP) and pioneer in the ASP market. Interliant's INIT Solutions Suite includes managed messaging, managed hosting, security, Web hosting (branded solutions, OEM and private label), and professional services. Interliant, headquartered in Purchase, NY, has forged strategic alliances with the world's leading software, networking and hardware manufacturers including Microsoft (Nasdaq:MSFT), Dell Computer Corporation (Nasdaq:DELL), Oracle Corporation (Nasdaq:ORCL), Verisign/Network Solutions (Nasdaq:VRSN), IBM (NYSE:IBM), Sun Microsystems Inc. (Nasdaq:SUNW), and Lotus Development Corp. For more information about Interliant, visit http://www.interliant.com.

                                     ######

Interliant and INIT Solutions Suite are trademarks of Interliant, Inc., in the United States, other countries, or both. Other company, product, and service names may be trademarks or service marks of others.

         This press release contains forward-looking statements that can be identified by the use of words such as "anticipate," "believe," "estimate," "expect," "intend," "may," "will," "plan," "forecast" and similar words and expressions. Such forward-looking statements involve risks and uncertainties that may cause actual results, performance, achievements and the timing of certain events to differ significantly from the results discussed or implied in the forward-looking statements. Therefore, no forward-looking statement can be guaranteed. Important factors to consider in evaluating such forward-looking statements include demand for our services will increase and other competitive market factors, changes in Interliant's business strategy or an inability to execute Interliant's strategy due to unanticipated changes in its business, its industry or the economy in general, unforeseen difficulties in integrating acquisitions and other factors set forth more fully in Interliant's Annual Report on Form 10-K for the fiscal year ended December 31, 2000, and other filings with the Securities and Exchange Commission. It is not possible to foresee or identify all factors affecting Interliant's forward-looking statements and investors therefore should not consider any list of factors affecting Interliant's forward-looking statements to be an exhaustive statement of risks, uncertainties or potentially inaccurate assumptions. Interliant does not have a policy of updating or revising forward-looking statements, and thus it should not be assumed that Interliant's silence over time means that actual events are bearing out as expressed or implied in such forward-looking statements.